Exhibit 99.1

Kemper Corporation 200 East Randolph Street Suite 3300 Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong First Quarter 2020 Operating Results
CHICAGO, May 7, 2020 — Kemper Corporation (NYSE: KMPR) reported net income of $64.0 million, or $0.95 per diluted share, for the first quarter of 2020, compared to $155.3 million, or $2.35 per diluted share, for the first quarter of 2019. In the first quarter of 2020, net income included a $93.1 million after-tax loss, or $1.39 per diluted share, attributable to the change in fair value of equity and convertible securities. As adjusted for the acquisition of Infinity Property and Casualty Corporation (“as adjusted”)1, net income was $68.4 million, or $1.02 per diluted share, for the first quarter of 2020, compared to $153.2 million, or $2.32 per diluted share, for the first quarter of 2019.
Adjusted consolidated net operating income1 was $162.9 million, or $2.43 per diluted share, for the first quarter of 2020, compared to $98.9 million, or $1.50 per diluted share, for the first quarter of 2019. These results increased primarily from other income from the satisfaction of the remaining balance due on the judgment against Computer Sciences Corporation (“CSC”).
Highlights of the quarter include:

◦	Consolidated earned premiums increased by 9 percent, or $91.6 million in the quarter

◦	Specialty Property & Casualty Insurance segment’s earned premiums increased by 13 percent, or $93.2 million in the quarter

“The entire Kemper family offers our thoughts and compassion for the individuals and families that have been impacted by the COVID-19 pandemic," said Joseph P. Lacher, Jr., President and CEO. “We all see the terrible statistics and must not forget that those numbers represent people who are suffering. This crisis deserves everyone’s attention, and we all have a responsibility to do our part.  Our priority continues to be the health and safety of our customers, employees and partners. We acted quickly and transitioned nearly 95 percent of our employees to remote working. We announced premium credit relief for our auto policyholders, and we’re extending grace periods for those experiencing financial strain. To support the urgent needs of community organizations focused on food insecurity and supporting front-line medical personnel, we’ve pledged $1 million. I’m extremely proud of the commitment our team has demonstrated to the well-being of our stakeholders.

“It’s important to remember, without a healthy business, these efforts would be challenged. The strength and performance of our business model positions us well to deliver on our promises to all our stakeholders during challenging times. This is evidenced by our first quarter performance, highlighted by a rolling 12-month ROATCE excluding unrealized gains on fixed maturities of 20 percent and solid top-line growth, with overall earned premiums increasing 9 percent and our specialty business growing 13 percent. The strength of our balance sheet is underscored by a low debt-to-capital ratio, no near-term debt maturities and significant committed contingent capital. Although it’s too early to determine the outcome of the crisis, Kemper will remain a source of strength and stability for our stakeholders in uncertain times, and we’ll continue to be there for our customers when they need us most.”

1 Non-GAAP financial measure. All Non-GAAP financial measures are denoted with footnote 1 throughout this release. See “Use of Non-GAAP Financial Measures” for additional information.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2020	Mar 31, 2019
Net Income	$64.0	$155.3
Adjusted Consolidated Net Operating Income[1]	$162.9	$98.9

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income	$(4.6)	$(13.8)

Diluted Net Income Per Share From:
Net Income	$0.95	$2.35
Adjusted Consolidated Net Operating Income[1]	$2.43	$1.50

Impact of Catastrophe Losses and Related LAE on Net Income Per Share	$(0.07)	$(0.21)
Capital
Total Shareholders’ Equity at the end of the quarter was $3,760.8 million, a decrease of $211.5 million, or 5 percent, since year-end 2019 primarily driven by unrealized losses on the fixed maturity portfolio. Kemper ended the quarter with cash and investments at the holding company of $199.1 million, and the $400 million revolving credit agreement was undrawn.
During the first quarter of 2020, Kemper paid dividends of $20.0 million and repurchased and retired 1.5 million shares of its common stock at an aggregate cost of $101.2 million.
Kemper ended the quarter with a book value per share of $57.54, a decrease of 3 percent from $59.59 at the end of 2019. Book value per share excluding net unrealized gains on fixed maturities1 was $53.53, up 1 percent from $53.08 at the end of 2019.
On February 5, 2020, Kemper announced that its Board of Directors declared an increase in the company’s common dividend per share to $0.30 per share, an increase in 7 percent, or 2 cents over the previous quarterly dividend.
On May 6, 2020, Kemper’s Board of Directors authorized the repurchase of an additional $200 million of Kemper’s common stock, in addition to $133 million remaining under the August 6, 2014 authorization, bringing the remaining share repurchase authorization to approximately $333 million as of May 6, 2020.  The amount and timing of any future share repurchases under the authorization will depend on a variety of factors, including market conditions, the Company’s financial condition, results of operations, available liquidity, particular circumstances and other considerations.
Revenues
Total revenues for the first quarter of 2020 decreased $7.3 million, or 0.6 percent, to $1,229.0 million, compared to the first quarter of 2019, driven by a $182.2 million decrease attributable to the change in fair value of equity and convertible securities, offset by $93.2 million of higher Specialty P&C earned premiums and $88.4 million increase in Other Income. Specialty P&C earned premiums increased primarily from higher policies in force. Net investment income increased $2.9 million to $85.6 million in the first quarter of 2020 due primarily to the inclusion of income from company-owned life insurance investments. Net realized investment gains were $16.5 million in the first quarter of 2020, compared to $16.1 million last year. Other income increased from $1.9 million to $90.3 million in the first quarter of 2020 due primarily to satisfaction of the remaining balance due on the judgment against CSC.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2020	Mar 31, 2019
Segment Net Operating Income:
Specialty Property & Casualty Insurance	60.1	79.6
Preferred Property & Casualty Insurance	18.4	2.8
Life & Health Insurance	22.3	23.1
Total Segment Net Operating Income	100.8	105.5
Corporate and Other Net Operating Income (Loss)	62.1	(6.6)
Adjusted Consolidated Net Operating Income[1]	162.9	98.9
Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	(93.1)	50.9
Net Realized Gains on Sales of Investments	13.0	12.7
Impairment Losses	(9.5)	(2.8)
Acquisition Related Transaction, Integration and Other Costs	(9.3)	(4.4)
Income from Continuing Operations	$64.0	$155.3
The Specialty Property & Casualty Insurance segment reported net operating income of $60.1 million for the first quarter of 2020, compared to $79.6 million in 2019. Results deteriorated primarily by a higher underlying losses and insurance expenses as a percentage of earned premiums in specialty personal automobile insurance and the impact of prior year reserve development. The segment’s underlying combined ratio1 was 93.9 percent, compared to 91.7 percent in the first quarter of 2019.
The Preferred Property & Casualty Insurance segment reported net operating income of $18.4 million for the first quarter of 2020, compared to $2.8 million in 2019. Improved results were primarily due to lower underlying losses and LAE as a percentage of earned premiums and lower incurred catastrophe losses and LAE, partially offset by higher insurance expenses as a percentage of earned premiums. The Preferred Property & Casualty Insurance segment’s underlying combined ratio1 improved 3.7 percent points to 92.3 percent in the first quarter of 2020 due primarily to lower incurred losses and LAE as a percentage of earned premiums in 2020, compared to 2019.
The Life & Health Insurance segment reported net operating income of $22.3 million for the first quarter of 2020, compared to $23.1 million in 2019. Results deteriorated primarily from pressure in global equity markets impacting net investment income and novel coronavirus COVID-19 related items, offset by a reduction of our estimate of the initial impact of using death verification databases.

Unaudited condensed consolidated statements of income for the three months ended March 31, 2020 and 2019 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2020	Mar 31, 2019
Revenues:
Earned Premiums	$1,166.4	$1,074.8
Net Investment Income	85.6	82.7
Other Income	90.3	1.9
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	(117.8)	64.4
Net Realized Gains on Sales of Investments	16.5	16.1
Impairment Losses	(12.0)	(3.6)
Total Revenues	1,229.0	1,236.3
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	835.2	765.4
Insurance Expenses	271.6	234.8
Interest and Other Expenses	44.5	41.4
Total Expenses	1,151.3	1,041.6
Income from Continuing Operations before Income Taxes	77.7	194.7
Income Tax Expense	(13.7)	(39.4)
Net Income	$64.0	$155.3

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.96	$2.38
Diluted	$0.95	$2.35

Net Income Per Unrestricted Share:
Basic	$0.96	$2.38
Diluted	$0.95	$2.35

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	66,515.9	64,815.0
Unrestricted Shares and Equivalent Shares - Diluted	66,974.2	65,606.0

Dividends Paid to Shareholders Per Share	$0.30	$0.25

Unaudited business segment revenues for the three months ended March 31, 2020 and 2019 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2020	Mar 31, 2019
REVENUES:
Specialty Property & Casualty Insurance:
Earned Premiums:
Specialty Automobile	$753.2	$669.6
Commercial Automobile	69.3	59.7
Total Earned Premiums	822.5	729.3
Net Investment Income	28.8	21.5
Other Income	0.9	0.8
Total Specialty Property & Casualty Insurance Revenues	852.2	751.6
Preferred Property & Casualty Insurance:
Earned Premiums:
Preferred Automobile	114.9	115.4
Homeowners	56.8	60.3
Other Personal	9.2	9.9
Total Earned Premiums	180.9	185.6
Net Investment Income	9.7	8.3
Total Preferred Property & Casualty Insurance Revenues	190.6	193.9
Life & Health Insurance:
Earned Premiums:
Life	97.2	95.8
Accident & Health	49.4	46.9
Property	16.4	17.2
Total Earned Premiums	163.0	159.9
Net Investment Income	51.0	51.7
Other Income	0.1	1.1
Total Life & Health Insurance Revenues	214.1	212.7
Total Segment Revenues	1,256.9	1,158.2
Income (Loss) from Change in Fair Value of Equity and Convertible Securities	(117.8)	64.4
Net Realized Gains on Sales of Investments	16.5	16.1
Impairment Losses	(12.0)	(3.6)
Other	85.4	1.2
Total Revenues	$1,229.0	$1,236.3

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions) (Unaudited)

	Mar 31, 2020	Dec 31, 2019
Assets:
Investments:
Fixed Maturities at Fair Value	$6,998.5	$6,922.1
Equity Securities at Fair Value	709.8	907.3
Equity Securities at Modified Cost	44.8	41.9
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	226.3	220.4
Convertible Securities at Fair Value	32.8	37.3
Short-term Investments at Cost which Approximates Fair Value	166.7	470.9
Other Investments	760.2	661.5
Total Investments	8,939.1	9,261.4
Cash	301.3	136.8
Receivables from Policyholders	1,219.1	1,117.1
Other Receivables	207.8	219.7
Deferred Policy Acquisition Costs	551.5	537.7
Goodwill	1,114.0	1,114.0
Current Income Tax Assets	17.8	44.7
Other Assets	581.7	557.7
Total Assets	$12,932.3	$12,989.1
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,500.8	$3,502.0
Property & Casualty	1,941.6	1,969.8
Total Insurance Reserves	5,442.4	5,471.8
Unearned Premiums	1,621.4	1,545.5
Policyholder Contract Liabilities	430.5	309.8
Deferred Income Tax Liabilities	116.0	178.2
Accrued Expenses and Other Liabilities	783.1	733.1
Debt at Amortized Cost	778.1	778.4
Total Liabilities	9,171.5	9,016.8
Shareholders’ Equity:
Common Stock	6.5	6.7
Paid-in Capital	1,788.2	1,819.2
Retained Earnings	1,791.2	1,810.3
Accumulated Other Comprehensive Income	174.9	336.1
Total Shareholders’ Equity	3,760.8	3,972.3
Total Liabilities and Shareholders’ Equity	$12,932.3	$12,989.1

Unaudited selected financial information for the Specialty Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2020	Mar 31, 2019

Results of Operations
Net Premiums Written	$911.2	$809.1

Earned Premiums	$822.5	$729.3
Net Investment Income	28.8	21.5
Other Income	0.9	0.8
Total Revenues	852.2	751.6
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	619.8	544.3
Catastrophe Losses and LAE	0.2	0.6
Prior Years:
Non-catastrophe Losses and LAE	5.3	(18.3)
Catastrophe Losses and LAE	0.2	0.2
Total Incurred Losses and LAE	625.5	526.8
Insurance Expenses	152.1	124.8
Other Expenses	(0.4)	0.6
Operating Income	75.0	99.4
Income Tax Benefit	(14.9)	(19.8)
Segment Net Operating Income	$60.1	$79.6

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	75.4%	74.6%
Current Year Catastrophe Losses and LAE Ratio	—	0.1
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	(2.5)
Prior Years Catastrophe Losses and LAE Ratio	—	—
Total Incurred Loss and LAE Ratio	76.0	72.2
Insurance Expense Ratio	18.5	17.1
Combined Ratio	94.5%	89.3%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	75.4%	74.6%
Insurance Expense Ratio	18.5	17.1
Underlying Combined Ratio[1]	93.9%	91.7%

Non-GAAP Measure Reconciliation
Combined Ratio	94.5%	89.3%
Current Year Catastrophe Losses and LAE Ratio	—	0.1
Prior Years Non-catastrophe Losses and LAE Ratio	0.6	(2.5)
Prior Years Catastrophe Losses and LAE Ratio	—	—
Underlying Combined Ratio[1]	93.9%	91.7%

Unaudited selected financial information for the Preferred Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2020	Mar 31, 2019

Results of Operations
Net Premiums Written	$164.1	$179.6

Earned Premiums	$180.9	$185.6
Net Investment Income	9.7	8.3
Total Revenues	190.6	193.9
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	108.5	120.8
Catastrophe Losses and LAE	4.8	16.6
Prior Years:
Non-catastrophe Losses and LAE	(3.3)	(5.1)
Catastrophe Losses and LAE	(1.1)	1.0
Total Incurred Losses and LAE	108.9	133.3
Insurance Expenses	58.7	57.3
Operating Income	23.0	3.3
Income Tax Expense	(4.6)	(0.5)
Segment Net Operating Income	$18.4	$2.8

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	59.9%	65.1%
Current Year Catastrophe Losses and LAE Ratio	2.7	8.9
Prior Years Non-catastrophe Losses and LAE Ratio	(1.8)	(2.7)
Prior Years Catastrophe Losses and LAE Ratio	(0.6)	0.5
Total Incurred Loss and LAE Ratio	60.2	71.8
Insurance Expense Ratio	32.4	30.9
Combined Ratio	92.6%	102.7%

Underlying Combined Ratio[1]
Current Year Non-catastrophe Losses and LAE Ratio	59.9%	65.1%
Insurance Expense Ratio	32.4	30.9
Underlying Combined Ratio[1]	92.3%	96.0%

Non-GAAP Measure Reconciliation
Combined Ratio	92.6%	102.7%
Current Year Catastrophe Losses and LAE Ratio	2.7	8.9
Prior Years Non-catastrophe Losses and LAE Ratio	(1.8)	(2.7)
Prior Years Catastrophe Losses and LAE Ratio	(0.6)	0.5
Underlying Combined Ratio[1]	92.3%	96.0%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2020	Mar 31, 2019

Results of Operations

Earned Premiums	$163.0	$159.9
Net Investment Income	51.0	51.7
Other Income	0.1	1.1
Total Revenues	214.1	212.7
Policyholders’ Benefits and Incurred Losses and LAE	100.7	105.4
Insurance Expenses	86.9	78.0
Operating Profit	26.5	29.3
Income Tax Expense	(4.2)	(6.2)
Segment Net Operating Income	$22.3	$23.1
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income1
Adjusted Consolidated Net Operating Income1 is an after-tax, non-GAAP financial measure computed by excluding from Income from Continuing Operations the after-tax impact of 1) loss from change in fair value of equity and convertible securities, 2) net realized gains on sales of investments, 3) impairment losses related to investments, 4) acquisition related transaction, integration and other costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income from Continuing Operations.
Kemper believes that Adjusted Consolidated Net Operating Income1 provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Loss from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Impairment Losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction, Integration and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Income from Continuing Operations to Adjusted Consolidated Net Operating Income1 for the three months ended March 31, 2020 and 2019 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2020	Mar 31, 2019
Income from Continuing Operations	$64.0	$155.3
Less Net Income (Loss) From:
Change in Fair Value of Equity and Convertible Securities	(93.1)	50.9
Net Realized Gains on Sales of Investments	13.0	12.7
Impairment Losses	(9.5)	(2.8)
Acquisition Related Transaction, Integration and Other Costs	(9.3)	(4.4)
Adjusted Consolidated Net Operating Income[1]	$162.9	$98.9
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income1 attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Income from Continuing Operations Per Unrestricted Share to Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share1 for the three months ended March 31, 2020 and 2019 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2020	Mar 31, 2019
Diluted Income from Continuing Operations Per Unrestricted Share	$0.95	$2.35
Less Net Income (Loss) Per Unrestricted Share From:
Change in Fair Value of Equity and Convertible Securities	(1.39)	0.77
Net Realized Gains on Sales of Investments	0.19	0.19
Impairment Losses	(0.14)	(0.04)
Acquisition Related Transaction, Integration and Other Costs	(0.14)	(0.07)
Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share[1]	$2.43	$1.50
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities1 and Book Value Per Share at March 31, 2020 and December 31, 2019 is presented below.

(Dollars in Millions) (Unaudited)	Mar 31, 2020	Dec 31, 2019
Shareholders’ Equity	$3,760.8	$3,972.3
Net Unrealized Gains on Fixed Maturities	261.6	434.0
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities[1]	$3,499.2	$3,538.3
Underlying Combined Ratio1
Underlying Combined Ratio1 is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio1 should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
As Adjusted for Acquisition1
As Adjusted for Acquisition1 amounts are non-GAAP financial measures. For three months ended March 31, 2020 and March 31, 2019, as adjusted amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons.
A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended March 31, 2020 is presented below.

(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition[1]
Net Income	$64.0	$(4.4)	$68.4
Net Income Per Share - Diluted	$0.95	$(0.07)	$1.02
Specialty Property & Casualty Insurance Segment:
Segment Net Operating Income	$60.1	$(4.7)	$64.8

A reconciliation of the As Adjusted for Acquisition1 non-GAAP financial measures used in this press release to the comparable GAAP financial measure for the three months ended March 31, 2019 is presented below.

(Dollars in Millions) (Unaudited)	Kemper Consolidated GAAP Financial Measure	Less Impact of Purchase Accounting Adjustments	As Adjusted for Acquisition[1]
Net Income	$155.3	$2.1	$153.2
Net Income Per Share - Diluted	$2.35	$0.03	$2.32
Specialty Property & Casualty Insurance Segment:
Segment Net Operating Income	$79.6	$1.9	$77.7
Conference Call
Kemper will discuss its first quarter 2020 results in a conference call on Thursday, May 7, at 5:00 p.m. Eastern (4:00 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the first quarter of 2020, which is available at the investor section of kemper.com.

About Kemper
The Kemper family of companies is one of the nation’s leading specialized insurers. With nearly $13 billion in assets, Kemper is improving the world of insurance by providing affordable and easy-to-use personalized solutions to individuals, families and businesses through its Auto, Personal Insurance, Life and Health brands. Kemper serves over 6.4 million policies, is represented by more than 30,000 agents and brokers, and has over 9,100 associates dedicated to meeting the ever-changing needs of its customers.
Learn more about Kemper.

Caution Regarding Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results.
No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
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Contacts
Investors: Christine Patrick	312.661.4803 or cpatrick@kemper.com
Media: Barbara Ciesemier	312.661.4521 or bciesemier@kemper.com